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                                                                     EXHIBIT 10g

                                   AGREEMENT

                 AGREEMENT, dated as of March 31 , 1996, by and between NATURAL JUICE COMPANY (hereinafter referred to as "CHICAGO") and FRESH JUICE, INC. (hereinafter referred to as "FJI").

                 WHEREAS, CHICAGO is in the business of selling and distributing fruit and vegetable juice products and related items;

                 WHEREAS, FJI is in the business of manufacturing and packaging fruit and vegetable juice products and related items;

                 WHEREAS, CHICAGO desires to engage a Company to supply fresh citrus products for distribution in the United States; and

                 WHEREAS, FJI desires to provide fresh citrus products to Chicago,

                 IT IS NOW THEREFORE AGREED:

                 1. DURATION: This Agreement shall be for a five (5) year period from the date hereof, with automatic renewals for two five (5) year terms unless CHICAGO gives written notice to FRESH JUICE within sixty (60) days of the expiration date of any term that CHICAGO intends not to renew this Agreement.

                 2. TERRITORY: CHICAGO has the exclusive distribution rights to distribute any fresh citrus juice, prepared by or under the direction of FJI, its successors and or assigns, sold to the Food Service Industry in the following areas where CHICAGO delivers directly to customers: the Greater Chicago land area defined as Chicago and the surrounding six collar Counties, the Greater Milwaukee area and Lake Geneva and the Jewel and Dominick's retail stores, being the only retail exclusive exceptions permitted, in the above defined area. In addition, CHICAGO shall also have exclusive distribution rights for all current customers (distributors) on Schedule "A" attached hereto and made part hereof.

                 FJI will not directly or indirectly sell to any other distributor or entity for the distribution of fresh citrus products in CHICAGO's territory, without the express written consent of CHICAGO so long as CHICAGO's volume averages twenty (20) thousand gallons per month. CHICAGO shall not compete with FJI except in the following states: Illinois, Indiana, Wisconsin, Michigan, Minnesota and Ohio.

                 3. PRODUCTS DISTRIBUTION: CHICAGO agrees that it will distribute the following products to be supplied by FJI under the NATURAL JUICE name during the term of this Agreement in this territory.
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                 FRESH SQUEEZED:

                                           ORANGE JUICE
                                           GRAPEFRUIT JUICE
                                           PINK LEMONADE
                                           LIMEADE
                                           LEMON JUICE
                                           LIME JUICE
                                           OTHER FRESH JUICE PRODUCTS

                 CHICAGO is only required to purchase the above products that are part of this Agreement. Nothing contained in this Agreement is intended to or shall prevent CHICAGO from distributing other products to its customers. In the event there is an insufficient amount of product to supply the requirements of FJI, its subsidiaries and CHICAGO for such products, the product available shall be shared by FJI, its subsidiaries and CHICAGO in a proportion equal to the percentage of their requirements of such product over the prior three (3) months, and CHICAGO shall be permitted to order the remainder of its requirements from other sources until FJI is once again capable of providing all of CHICAGO's requirements.

                 4. PRICING: The parties agree that CHICAGO shall pay the lesser of:

                 (A)      $1.00 per gallon over FJI's cost of production; or

                 (B) An amount equal to or less than the lowest price charged to any customer of FJI, excluding co-pack arrangements, provided however that with CHICAGO's consent FJI may charge other customers a lower price than CHICAGO without lowering CHICAGO's price. CHICAGO's consent may be oral until such time as CHICAGO advises FJI (in writing) that oral consent is no longer effective; if CHICAGO so elects, then any future consents must be in writing to be valid.

                 5. PAYMENT TERMS: CHICAGO agrees to pay FJI the gross invoice price of products shipped plus or minus any credits within seventeen
(17) days of receipt of the product at CHICAGO's Wood Dale, Illinois facility.

                 6. RESPONSIBILITY OF FJI: FJI shall be responsible to perform the following:

                          A.  Supply CHICAGO's requirements of the fresh
squeezed juices described in paragraph (3) above and such other products as requested by CHICAGO and agreed to by FJI, from time to time.





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                          B.  Comply with all pertinent regulations promulgated
by the Florida Department of Citrus, United States Department of Agriculture and other regulatory agencies as applicable to the manufacturing and shipping of fresh citrus products.

                          C.  FJI expressly warrants the merchantability of its
products and suitability for consumption of its products in accordance with standards set by the Florida Department of Citrus.

                          D.  FJI expressly warrants and represents that it
shall not allow any product set forth in paragraph 3 above, to be sold to or distributed in any territory set forth in paragraph 2 of this agreement unless said product is distributed by CHICAGO or CHICAGO gives its express written consent.

                          E.  FJI warrants and represents that it is not
currently a party to any contract which would be inconsistent with its obligations to give CHICAGO exclusive territorial distribution rights for its fresh squeezed citrus products.

                 7. RESPONSIBILITIES OF CHICAGO: CHICAGO shall be responsible for the following:

                          A.  CHICAGO will be responsible to arrange all
transportation from FJI's plant to Chicago's distribution points. CHICAGO expressly accepts all responsibility for the proper shipping and handling of the products from FJI's plant to point of sale.

                          B.  CHICAGO will place orders for products in
accordance with FJI's promulgated procedures, which FJI shall maintain in conformity with industry standards.

                          C.  CHICAGO shall order its fresh citrus products
exclusively from FJI on a year round basis; provided, however, if FJI does not have an ownership interest with a manufacturing plant in the western region, CHICAGO shall have the right to order its fresh juice from other sources during the months of August 1 thru November 30.

                          D.  CHICAGO agrees to consistently label all products
handled, with one label identified by CHICAGO, as long as this agreement is in effect, whether or not its purchases are made from the FJI plant. FJI may agree to allow more than one label.

                 8. INSURANCE: FJI acknowledges that it has general and product liability coverage in a minimum amount of $1 million/$1 million and shall include CHICAGO as a named insured on its policy. A certificate to this effect will be forwarded to CHICAGO within fifteen (15) days of signing this Agreement.





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                 9.       RISK OF LOSS:  Risk of Loss for damage to or loss of
product passes from FJI to CHICAGO upon the transfer of delivery of possession to CHICAGO or its assigned carriers provided that the product meets specifications of Paragraphs 7B and 7C when delivered to CHICAGO.

                 10. ADDITIONAL RIGHTS OF FJI: In the event CHICAGO sells its stock or assets to a third party, other than a sale or transfer of stock or assets to family members, FJI shall have the right of first refusal to purchase CHICAGO at the same price and terms. CHICAGO shall give FJI thirty (30) days written notice of its intent to sell and FJI shall have thirty (30) days from receipt of notice to give CHICAGO written notice of FJI's intent to exercise this option. In the event FJI fails to give CHICAGO timely written notice of its intent to exercise its option, it shall be conclusively presumed that FJI has waived its option to purchase CHICAGO.

                 Notwithstanding any other provision herein, if CHICAGO is sold to a third party, other than family members, and FJI does not exercise its option, then this Agreement shall terminate on the earlier of the end of the term hereunder (or any renewal under Paragraph 1 hereof) or three (3) years after the closing date on the sale of CHICAGO.

                 11.      ACTS CONSTITUTING DEFAULT OF CONTRACT:

                          A.      If either party should be declared insolvent
or file bankruptcy or be involuntarily placed into receivership, this Agreement shall be considered terminated.

                          B.      If FJI, its successors or assigns, allows any
of its fresh squeezed product to be distributed, by any entity other than CHICAGO, in any territory set forth in paragraph 2 of this agreement or to the customers on Schedule A annexed hereto then FJI shall be in breach of this agreement.

                          C.      Any breach of any covenant or obligation of
this Agreement.

                 12.      REMEDIES:

                          A.      If a party in breach of the terms of this
Agreement fails to correct the deficiency within twenty (20) days of written notice thereof, with the exception of a breach in the payment terms which must be cured within five (5) days of receipt of written notice, the other party shall have the option to continue this Agreement or, to declare the contract terminated.

                          B.      Nothing contained herein, however, shall
prevent either party from bringing a claim against the other for breach of contract or exercising all legal rights resultant





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therefrom.

                          C.      In the event FJI fails to correct a breach of
paragraph 11B within twenty (20) days of receipt of written notice, and provided CHICAGO prevails in any such action, FJI shall be responsible to pay all reasonable attorney's fees and costs associated with any negotiation, arbitration or litigation incurred by CHICAGO in enforcing this Agreement.

                          D.      FJI recognizes that a breach of Paragraph 11B
would cause irreparable harm to CHICAGO for which damages would be difficult to calculate, accordingly FJI agrees to the entry of injunctive relief in the event it breaches Paragraph 11B.

                 13. LAW GOVERNING: This Agreement shall be governed by the laws of the State of Illinois and any dispute or controversies arising in connection with it shall be resolved in accordance with those laws and under the rules for commercial arbitration of the American Arbitration Association.

                 14.      JURISDICTION:    In the event of an alleged breach of
paragraphs 4, 6D or 11B of this agreement, the parties agree that jurisdiction shall be in the Circuit Court of Cook County, Illinois. In the event of an alleged breach of any other provision jurisdiction shall be in the State of Florida.

                 15. NOTICE: Any notice required under the terms of this Agreement shall be addressed as follows:

                 As to CHICAGO                     Brian Duffy
                                                   550 Clayton Ct.
                                                   Wood Dale, IL  60191

                 As to THE FRESH JUICE,            Steven Smith
                 COMPANY, INC.                     350 Northern Boulevard
                                                   Great Neck, New York 11021

                 16. ENTIRE UNDERSTANDING: The above terms constitute the entire understanding of the parties. This contract may only be amended by written agreement of the parties, signed by both parties and witnessed in terms identical to this original contract. All notices herein shall be by registered or certified mail.


ATTEST:                                    NATURAL JUICE COMPANY OF CHICAGO
                                           Wood Dale, IL

                                           By: /s/  Brian Duffy
- -------------------------                     ----------------------------
                                           Name:  Brian Duffy
                                           Its:   President
- -------------------------





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ATTEST:                                    THE FRESH JUICE COMPANY, INC.,
                                           a Delaware corporation

                                           By: /s/  Steven Smith
- -------------------------                     -----------------------------
                                           Name:  Steven Smith
                                           Its:   President
- -------------------------





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                                   APPENDIX A



                 A. LOPRESTI & SONS                         CLEAR SPRINGS LABEL
                 CLEVELAND OHIO


                 D CANALE                                   CLEAR SPRINGS LABEL
                 MEMPHIS TENNESSEE


                 MBM CORPORATION                            ULTIMATE LABEL
                 COLUMBUS OHIO


                 MELODY FARMS                               NATURAL JUICE LABEL
                 LIVONIA MICHIGAN


                 PIAZZA PRODUCE                             NATURAL JUICE LABEL
                 INDIANAPOLIS INDIANA


                 SOUTHERN BELLE DAIRY                       CLEAR SPRINGS LABEL
                 GOODLETTSVILLE TENNESSEE